Exhibit 23.5

Hong Kong Offloe Room 3006, Tl’.O Exchange S(J.lare No. 8 Comaught Place Central, HongKong Tel: +852 2191 5788 Fax: +852 21917995 WWW.frostchlna.com

October 26, 2026

NeoCryo Inc

366 Madison Avenue,

9th Floor New York,

NY 10017 United States

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

We understand that NeoCryo Inc (the “Company”), a Cayman Islands exempted company plans to file a registration statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with the proposed business combination among the Company, SINGAUTO Inc., Blueport Acquisition Ltd, and NeoCryo Merger Sub Ltd (the “Proposed Business Combination”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) in institutional and retail roadshows and other activities in connection with the Proposed Business Combination, (v) on the websites of the Company and its subsidiaries and affiliates, and (vi) in other publicity materials in connection with the Proposed Business Combination.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

Hong Kong Office Room 3006, Tv.o Exchange S(JJare No. 8 Connaught Place Central, HongKong Tel: +852 2191 5788 Fax: +852 21917995 WWW.frostchlna.com

Yours faithfully,

For and on behalf of
Frost & Sullivan Limited

/s/ Charles Lau
Name:	Charles Lau
Title:	Executive Director